UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 11, 2016

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 11, 2016, EnteroMedics Inc. (the “Company”) completed the second of the three closings (the “Second Closing”) of the Company’s senior convertible note and warrant offering (the “Offering”). Pursuant to the securities purchase agreement (the “Purchase Agreement”), dated November 4, 2015, between the Company and the buyers listed therein (the “Buyers”), at the Second Closing, the Company issued and sold 7% senior convertible notes due 2017 with an aggregate principal amount of $11.0 million to the Buyers, along with warrants initially exercisable for 861,842 shares at an exercise price of $4.65 per share, as adjusted for the 1-for-15 reverse stock split effective as of January 6, 2016. The Company received aggregate gross proceeds of $11.0 million at the Second Closing.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 9, 2015, the first of the Offering’s three closings occurred on November 9, 2015. Pursuant to the Purchase Agreement, the third and final closing will take place 45 days after the Second Closing, on February 25, 2016. Further information on the terms of the Offering can be found on the Company’s Current Report on Form 8-K filed with the SEC on November 5, 2015.

On January 13, 2016, the Company issued a press release announcing the Second Closing. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 13, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Chief Financial Officer and Chief Compliance Officer

Date: January 13, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 13, 2016.